02:12:22 PM                                             EXHIBIT 99. 9


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1995-E

                            KEY PERFORMANCE FACTORS
                                     APRIL, 1996



        Expected B Maturity                                       09/16/02


        Blended Coupon                                             5.7585%


        Excess Protection Level
          3 Month Average                                            5.80%
        April, 1996                                                  5.01%
        March, 1996                                                  6.00%
        February, 1996                                               6.38%


        Cash Yield                                                  16.71%


        Investor Charge Offs                                         3.94%


        Base Rate                                                    7.76%


        Over 35 Day Delinquency                                      4.01%


        Seller's Interest                                           21.75%


        Total Payment Rate                                          10.71%


        Total Principal Balance                         $14,617,538,112.27


        Investor Participation Amount                      $500,000,000.00


        Seller Participation Amount                      $3,179,663,112.27